Exhibit 99.2

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                                                                FINAL TRANSCRIPT


Conference Call Transcript

CPWR - Q1 2005 Compuware Corporation Earnings Conference Call

Event Date/Time: May. 05. 2005 / 5:00PM ET
Event Duration: 47 min
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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
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CORPORATE PARTICIPANTS

  Peter Karmanos, Jr.
  Compuware Corporation - CEO

  Tommi White
  Compuware Corporation - COO

  Hank Jallos
  Compuware Corporation - Executive VP Global Management

  Bob Paul
  Compuware Corporation - Ceo of Covisint

  Lisa Elkin
  Compuware Corporation - VP of Communications

  Tom Costello
  Compuware Corporation - Senior VP

  Laura Fournier
  Compuware Corporation - CFO

CONFERENCE CALL PARTICIPANTS

  David Rudow
  Piper Jaffray - Analyst

  Kirk Materne
  Compuware Corporation - Banc of America

  Kevin Buttigieg
  A.G. Edwards - Analyst

PRESENTATION

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Operator

Ladies and gentlemen, thank you for standing by and welcome to the Compuware Corporation fourth quarter and year end results teleconference. At the request of Compuware this conference is being recorded for replay purposes. And at this time I'd like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Miss Elkin, you may begin.

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Lisa Elkin - Compuware Corporation - VP of Communications

Thank you very much, Leah, and good afternoon, ladies and gentlemen. With me this afternoon are Peter Karmanos, Jr. Chairman and Chief Executive Officer; Tommi White, Chief Operating Officer; Hank Jallos, Executive Vice President; Bob Paul, CEO and President of Covisint; Tom Costello, Senior Vice President of Human Resources, General counsel, and Secretary; and Laura Fournier, Senior Vice President and Chief Financial Officer. I apologize for the inconvenience.

Certain statements made during this conference call that are not historical facts including those regarding the company's future plans, objectives, and expected performance are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the company's reports filed with the Securities & Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information.

The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except as required by applicable law. For those of you who do not have a copy I will begin by

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(C)  2005  Thomson  Financial.  Republished  with  permission.  No  part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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                                                                FINAL TRANSCRIPT
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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
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summarizing the press release.  Pete will then provide general comments followed by Tommi who will discuss operations. Hank will discuss the mainframe business and provide a partnership update. Bob will discuss Covisint business. Tom will discuss legal expenses and provide an update on the status of our relationship with IBM. Laura will review balance sheet items, and I will conclude by addressing Compuware's cash balance philosophy. We will then open the call to your questions.

Compuware earns $0.20 per share in FY '05, up more than from 53% from FY '04. Compuware Corporation today announced financial results for its fourth quarter and fiscal year ended March 31, 2005. During the fiscal year ended March 31, 2005, revenues were $123 billion, net income was $76.5 million for fiscal 2005 increasing from $49.8 million in fiscal 2004. Earnings per share (diluted computation) were $0.20 compared to 13 cents in fiscal 2004 based upon 388.5 million and 384.6 million shares outstanding respectively. During fiscal 2005, software license fees were $305.2 million up from $296.6 million in the prior fiscal year. Maintenance revenue was $425.3 million in fiscal 2005, up from $408.2 million in fiscal 2004. Professional services fees for fiscal 2005 were $501.3 million. Compuware reports fourth quarter net income of $26.7 million on revenues of $318.8 million. Earnings per share (diluted computation) were $0.07 based upon 389.2 million shares outstanding. During the company's fourth quarter, software license fees were $86.4 million. Maintenance fees were $108.4 million during the quarter and fourth quarter revenue from professional services was $124 million. I would now like to turn the call over to Pete. Pete?

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Pete Karmanos - Compuware Corporation - CEO

Thanks, Lisa. Compuware finished its fiscal year by earning $0.07 per share in the fourth quarter. We think we delivered a decent quarter. Our quarterly profit was less than we had predicted with some really good reason, but we reached our annual goal that we had said last year of between $0.18 and $0.24. It continues to become difficult to predict quarter results in our industry. Our fourth quarter, for example, saw $20 million in cash from IBM that eventually wasn't classified as revenue in this quarter but deferred. In addition to $19 million net increase in the deferred license revenue we identified on our prerelease. Had this 38 million been included in quarterly revenues, we would've finished the quarter at $0.16 per share and the year at $.29 per share. Very important thing to know. All right? We would have finished the year at $0.29 and the quarter at $0.16 and all of that revenue could have very easily been included in this quarter. We've deferred it and we will recognize it going forward. There's no if's about it. It is real revenue. As it was -- as I said, we earned $0.20 a share. This represents more than 53% increase in EPS over the previous fiscal year.

In 2006, on a conservative basis, for those of you out there that think that we always blow our estimates, let me tell you this conservative basis, we will earn between $0.30 and $0.35 per share, again increasing EPS by 50% or more, by the way, we hadn't given guidance for three years. So those of you that think we continually miss our numbers, it's interesting to me. We refused to give guidance for a long time and the one time we did give guidance in the last four years we made the number. I also expect that Compuware will continue to see less smoothness in quarterly revenues and earning numbers for fiscal 2006. While the movement more of our business to ratable (ph) revenue has caused some quarterly forecasting challenges in the short term, this transition, as you all know, will ultimately result in a more predictable stream of ongoing revenue.

At this time we will offer no quarterly guidance for this coming fiscal year and I don't think that's a bad thing. Ultimately the company's annual numbers reported on a quarterly basis provide the best gauge for determining the health of the business. In fiscal 2005, Compuware maintained roughly stable overall revenues. The company increased both its mainframe and distributed new licenses during the year. We also grew our year-over-year maintenance with distributed maintenance revenues increasing nearly 28%. This increase in that product line demonstrates that our products are becoming more strategic and more important to the business. Business simply will not continue to pay maintenance for products unless they are being used and are delivering value. We continue to manage our service business more effectively showing a 35% increase in contribution margin. This margin improvement demonstrates our focus -- demonstrates that our focus on high value, high margin services is paying off.

Our cash flow for fiscal '05 was more than $240 million, increasing our ability to make strategic investments that will deliver high returns to our business and to our shareholders. In short, Compuware delivered a solid fiscal year highlighted by stable revenues improving margins and robust cash flow. For fiscal 2006, as I said, I expect at least a 50% increase in EPS with earnings landing somewhere between $0.30 and $0.35 per share. Compuware will continue to deliver strong cash flow that will be in excess of $200 million for the coming year. The growth engines that will bring us these returns are continued momentum in our distributed products and our growing ability to deliver strategic solutions at the highest levels to our largest customers. Some of our distributed products are joining Compuware mainframe products as de facto standards for helping business improve productivity and reduce costs. Respect to third party analysts, such as Gartner, continued to confirm the great strides we have made in both vision for and execution of our solutions strategy. The combination of these increasingly strong distributed offerings our flagship mainframe products and our service to solutions address all the major stages of the application life cycle, development, quality assurance, service management and support. It helps our customers govern and manage the IT business process as a whole. More and more customers are demanding a limited number of partners to kind of dress a wide range of issues, our market evolution that favors Compuware's broad capabilities.

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publication may be reproduced or transmitted in any form or by any means without
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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
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Tommi and I will  continue to work very hard in fiscal '06 to take  advantage of these growing abilities to sell at the highest levels of our customer's business. This evolution is important because fiscal 2006 presents us with great opportunities with some of our largest and potential customers. I and many of Compuware's other senior executives have just returned from a visit to IBM. As you know, we entered into a settlement with IBM in the fourth quarter which will deliver more significant amount of products and services. Our settlement presents a tremendous opportunity to increase our business with the world's largest and most influential technology company. I am absolutely determined to impress IBM with our ability to deliver value to their business and ensure their relationship grows. And they are very, very interested in achieving some of the value that we can deliver to them. I am deeply committed to shareholder value.

I hold a heck of a lot of shares. Your investment in our company demonstrates an important trust and I intend to put the strength of our business and the opportunities available to it in the next fiscal year, hard at work in meeting that trust. These efforts will be my singular focus in the coming fiscal year because their success will not -- will mean success not only for Compuware's shareholders, but also for Compuware employees, customers, and partners. Tommi?

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Tommi White - Compuware Corporation - COO

Thanks, Pete. The fourth quarter was fundamentally a solid quarter. We sold approximately 104 million of new license deals including deferred license fees. Additionally, the company strategy of focusing on high value, high margin services continued to show positive results and our services contribution margin for the year improved 35% to 11.2%, up from 8.3% last year. With that said, however, we're not satisfied with just fundamentally solid quarters. Our industry leading products and our abilities to deliver high quality technicians at competitive rates should drive exceptional results every quarter. To achieve the results we expect, we continue to refine our sales process along with our sales organization. We recently refined our sales organization and eliminated a layer of management improving communication channels in deal strategy, execution, forecasting, and closing. We're also evolving our product strategy to develop and deliver industry leading solutions. Our customers tell us they need comprehensive product solutions to help them manage their IT operations across the application life cycle. Consequently, Compuware across the organization, has a single focus--to develop, market, and sell the best solutions in the industry to help businesses maximize the value of their IT investments. This singular focus drives over product related decisions, technical integration, sales force execution, and strategic investments.

During the quarter, we made several announcements concerning our solution-based capability. In January we announced our application life cycle solutions for enterprise Java, which include new products for Java application development, testing, and service management. These solutions allow companies to rapidly deliver and effectively manage applications on all major Java platforms. Our acquisition of DevStream last October was deployed as a GA release in the field this quarter. This acquisition significantly enhances and extends vantage end-to-end analysis for J2EE application servers allowing enterprises to deliver excellent transaction centric service for their business-critical J2EE applications. During the quarter we also announced a new version of our IT governance solution, Changepoint, which delivers the industry's broadest integrated IT governance and management capabilities through integrations across Compuware's development, quality, and service management offerings. Operations management and staff using this new version of Changepoint now benefit from integrated requests assignment and tracking workflow tied to alerts generated by Vantage and Fault Manager. In our latest release of CARS, we introduced quality governance which implements effective governance models and integrates with Changepoint enabling IT organizations to deliver the processes, systems, and metrics needed to accurately assess the value, cost, risk, and performance of the services they provide. In short, our ongoing product integration efforts provide customers with measurable value unequaled in the industry, and as CIOs reduce the number of strategic vendors with which they do business, Compuware stands out as an enterprise provider.

Additionally, Compuware continues to gain industry recognition for the strength of our solutions. In Gartner's recently published quality ecosystem magic quadrant Compuware was again positioned in the leaders quadrant for our vision and ability to execute in the application quality marketplace. While we have been positioned in the leaders quadrant for some time now, our position in this quadrant significantly improved while the position of our primary competitor in this space deteriorated.

We continue to make strong headway against our competition. Our CARS offering delivers CMM certified workflow and metrics taking our solution to a level unachievable by the competitors. We are also competing successfully at the tools level in the quality space as evidenced by a number of enterprise license agreements closed this quarter. One of the largest of these was signed with a significant telecommunications company in the United Kingdom and included enterprise wide use of Compuware's QACenter enterprise edition and QACenter performance edition as well as 300 days of related services. Looking to assure the quality of a major IT initiative, the client chose Compuware over the competition, because they were looking to employ word class standards of testing to improve effectiveness, efficiency, and results while reducing

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publication may be reproduced or transmitted in any form or by any means without
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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
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application development costs. They also chose Compuware because they understand the many  benefits of  partnering  with a single  vendor that can fulfill all of
their  testing   requirements  and  provide  effective  support  throughout  the organization.

Compuware's application quality solutions continue to gain a substantial foothold in the marketplace. For instance, this past quarter we signed a multi-year deal with a large southern state in which the CIOs of six departmental agencies signed on for the solution. Furthermore, the CARS opportunity with other departmental agencies within the state is considerable, and there is great potential to expand the relationship into other areas such as application performance management and IT governance. I would also like to note that to date our CARS renewal rate stands at 100%. It is clear that our clients recognize the immense value they receive from our solution. We still have a lot of work to do but we are encouraged by the success of our ability to provide quality assurance solutions across the entire continuum. This ability changes the sales paradigm when we are head-to-head with our competition.

We have also seen competitive success in the application performance market. In Q4, we signed a large vantage deal with a well-known provider of integrated mail and document management solutions, beating out Mercury, IBM, BMC, NetScout, and Visual Network. Among other things, the client was impressed with vantage's demonstrated strength in service and ease of use, which are huge advantages over the competition. We have experienced many other competitive wins in the application performance management space over the last year. I will sum up simply by saying that we are, from an operational standpoint, headed in the right direction. At the same time, however, we fully comprehend the need for continued improvement. Heading into FY '06, the pipeline looks strong, and we will make any and all necessary adjustments to continue improving our overall execution to ensure that Compuware delivers consistently exceptional results. Thank you for your time. Hank.

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Hank Jallos - Compuware Corporation - Executive VP Global Management

Thanks, Tommi. As was the case during our third quarter, we remain encouraged by the growth the company's maintenance revenue both on a quarterly and year-over-year basis. Compuware's maintenance revenue increased 3.9% for the fourth quarter and 4.2% for the year. While the revenue growth is modest, it's important to note that it is growing and that we are planning on it to grow in FY '06. Maintenance renewal rates remain strong. Additionally, we continue to see customers that attempt to implement low cost alternatives reinstate Compuware's suite of products once they realize the true cost of replacement with low value products.

Compuware continues to see a lot of sales activity in the mainframe space because of customer concerns over data security issues, modernization of existing applications, increasing transactional processing loads, along with the overall DBII growth which is driven by the increasing implementation of application packages. While each of these market drivers is important to Compuware, the data privacy regulation issue in particular is pushing all companies to seriously consider how they manage their data. Compuware has created an enterprise data privacy solution that will help these companies mitigate risk by identifying and depersonalizing sensitive test data. Keeping the test data [inaudible] to the users and ensuring data integrity across applications. This solution is based on both mainframe and distributed technologies as well as the expertise of our services people.

I would also like to make a few comments on our global business partner organization. In the fourth quarter, partners contributed 34% of our distributed revenue with 159 partners having at least one transaction and 39 new partners were signed up during the quarter. During the quarter there were 28 partner transactions greater than 100,000 dollars. We continue to work with a number of partners on adopting our solutions for their area of expertise. One excellent and recent example of this is Steria (ph), a large European center outsourcing partner, which introduced a new Compuware Vantage-based ability monitoring service for the customers. During the first quarter, Compuware will host its first annual partner summit meeting here in Detroit on June 28th. We are expecting over 200 partners to participate in this two-day event at which Compuware and partners will present successful solution offerings based on Compuware products the partners are using to go grow their business. Now I'd like to turn it over to Bob.

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Bob Paul - Compuware Corporation - Ceo of Covisint

Thanks, Hank. Since joining Compuware at the end fiscal 2004, revenues for the Covisint division have grown approximately 68% of what Covisint had obtained the prior year. Now to put that in perspective, almost 100% of our revenue is ratable. When we sign a long term, two to three year global contract, we sell a subscription service in which we recognize the revenue on a monthly basis. So 68% growth really represents about a fifth of our overall contract bookings. We achieve this growth by delivering business value to customers through enterprise interoperability platforms, a rapidly and vastly expanding sector in which we are perceived as a thought leader.

Covisint solutions allow our customers to rapidly and securely expand our collaboration capabilities on a global basis with customers, suppliers, and business partners. Our three solution areas, messaging and web services, portal platforms, and identity security are getting rapid adoption.

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(C)  2005  Thomson  Financial.  Republished  with  permission.  No  part of this
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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
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Covisint's  strategy  of  offering  solutions  in a  unified  package  has  been persuasive  as  evidenced  by 11 new  contracts  at the  end  of Q4  with  major automotive  suppliers.  The majority of these  contracts are  multi-year  global
engagements   through  which   Covisint   earns  revenue  on  a  monthly  basis.
Additionally, in Q4 Covisint successfully entered the health care sector. I believe our penetration of this growing vertical market will expand rapidly and that our health care business will surpass our automotive business within two years. For fiscal 2006 I expect Covisint to grow revenue by more than 60%. In fact, two-thirds of our expected revenue for the fiscal year is already under contract. In addition to the growth Covisint will enjoy in the health care sector, I anticipate growth to adding existing -- additional business processes with existing customers. We will also grow through entry into other industry sectors such as, logistics, financial services, and defense. Finally, Covisint will grow by broadening our geographic region in Europe and AsiaPac, as witnessed by work we are already beginning with GM-Shanghai, Mitsubishi, and the European operations of North American OEMs. Tom.

Thank you, Bob.

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Tom Costello - Compuware Corporation - Senior VP

For fiscal year 2005, Compuware incurred roughly $39 million of legal expenses. Of this total about $35 million were invested in the IBM case. The remainder funded ongoing operations of our legal department focusing on such areas as contract negotiations, employment issues, and matters related to our status as a public company. For the coming fiscal year I expect that our total legal expenses will total roughly $4.5 million.

As Peter said, Compuware's executive team recently made a very productive visit to IBM's Armonk, New York headquarters. The settlement agreement reestablished an important foundation for the relationship between the companies going forward. This meeting, which included IBM technical, purchasing, legal, and sales representatives, continued the process of building upon that foundation. IBM presented Compuware with a detailed picture of their business needs along with the members of Compuware's executive team to more fully understand how to rapidly address those needs with Compuware products and services. Compuware has been designated a core services supplier for IBM Global Services. Where
Compuware has a substantial opportunity to support IBM's revenue goals with value added services. In addition, IBM like many other technology companies, is working hard to remove costs from their business. Compuware solutions such as OptimalJ, Vantage, and CARS are perfect fits to improve IBM's internal productivity. During this meeting, the companies also discussed process improvements for the sharing of important technical information that will help ensure Compuware is able to provide day one support for users of IBM technology. In addition, Compuware has been awarded the premiere partner designation from IBM. The meetings set an important course toward a productive and growing relationship between Compuware and IBM. Tommi and Laura have begun identifying the specific technical sales and finance staff who will constitute our ongoing implementation team. This team will have daily responsibility for Compuware's relationship with IBM with significant support from our executive management. Laura?

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Laura Fornier - Compuware Corporation - CFO

Thanks, Tom. Our combined cash and investment balance at March 31st of $866.5 million reflects an increase in the prior year of $99.5 million or 13%. Cash flow from operations for the fourth quarter was $139.5 million and $242.3 million for fiscal 2005. The operating cash flow numbers include the initial $20 million payment for the March 2005 IBM products and services agreement. As we look forward to fiscal 2006, as Pete mentioned earlier, we would expect cash flow from operations to be in excess of $200 million for the year. Our current accounts receivable balance of $448.6 million, an increase over the prior quarters $431.7 million. Today's sales outstanding metric is at 126.7 days with current installment receivables included and 61.6 days without the current installment. Deferred revenue, current, and long-term reflected positive growth in both licenses and maintenance. As Pete has already mentioned, our deferred license balance includes current quarter defers of approximately $41 million compared to 31.8 million in the third quarter. Prior period deferred licensees fees recognized this quarter were approximately $21 million compared to 16 million in the prior quarter.

At March 31, the total deferred license fee balance was $137.8 million, 71.8 million of which is included in the current balance and 66 million included in the long-term balance. The well publicized $20 million payment from IBM in March was recorded as deferred revenue. However, this payment is not reflected in the deferred license fee numbers I just noted. Our capitalization of internal research and development costs was approximately 7% for the fourth quarter, down significantly from the 20.5% capitalized in the third quarter. As you will recall, capitalization was higher than normal in the prior quarter as numerous projects reached the technological feasibility stage. This quarter reflects the return to the low end of the normal range of 7 to 10%. And I will now turn it over to Lisa.

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Lisa Elkin - Compuware Corporation - VP of Communications

Thanks, Laura. Compuware currently holds roughly $866 million in cash and investments. From the executive committee to the Board of Directors, Compuware's leadership unanimously believes that the company will best serve the interests of our shareholders by employing this

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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

cash balance for strategic acquisitions that increase business opportunities and grow the company. In the long run, employing our cash balance in a strategic manner will most effectively maximize shareholder returns. Compuware's long-term prospects are outstanding and we cannot sacrifice long-term returns for a short-term benefit. That being said, we understand the math. Compuware's stock is under valued. The company will therefore engage in a significant and steady buy back. We believe in our business and the price of our stock quite simply renders it an exceptional value. The amount and timing of our ongoing regular purchases will be based on market condition. Thank you and I'd now like to open the call to your questions.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
Operator

(Operator's instructions) Our first question is from the line of David Rudow from Piper Jaffray. Please, go ahead.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Good afternoon, everyone. Any idea what the total amount of the share repurchase? Have you talked with the board on that and can you give us any idea what an amount could be over the next year?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

We have right now -- previously the board has authorized at least $125 million. We plan to go back and get even a broader authorization.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And do you think you'll do that consistently throughout the year or just as the shares are at current low valuations?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

That's about all we can get if they stay where they're at. Somehow people understand the value that we're creating and the kind of EPS we're going to be earning, I think the price will move up and we will still be buying.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Do you expect to initiate some of these repurchases upon the expiration of your blackout period then?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

That would certainly give us an opportunity.

David Rudow - Piper Jaffray - Analyst

Okay, okay. And then on the changes on the sales force, can you give us a little more detail as to what changes were made and an idea of what type of cost savings you'll realize from those changes?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

I think we're able to cut back about a 150 people to 170, somewhere between 150 and 170 and that will save us anywhere from 15 million to $20 million in the coming year, and I don't think we lose any productivity when we did that.

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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And what's the structure now relative to what it used to be under the new structure?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

We really eliminated a thing we called regional managers, and made our local sales team report directly to somebody responsible for that whole geography which allows far better communication from sales person to the management team.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And do you now have strategic account managers that you have put in place now with the new structure as well?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

In some areas we have that and in addition, we have global account managers that are handling our largest customers.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. And then on the ELA side, you mentioned one with the TelCo in the UK. How many ELA deals at the time during the quarter and within the ELA, what type of products split between the mainframe and distributed were included? And are those ELA's that just renewed every year then?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Well, I can't tell you the exact number of ELA's. The point in Tommi's talk was that we did some large multi-million dollar deals that were all distributed product which is very important to us and a really good sign that these products are becoming accepted and Vantage -- and they were Vantage sales and those -- that product is extremely hot for us.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And then on the mainframe side of the business, why the weak results in the quarter? I know you had a very strong quarter last in Q3 on the mainframe side, and I think you had deals that were taken pro rata, the larger transactions. Why the weakness in the quarter?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Well, one of the deals, if you remember in the third quarter, I said that we had gotten a $10 million deal that really belonged in the fourth quarter but with the Sarbanes-Oxley thing we made sure that we recorded exactly when it came in and we didn't want to screw around with -- what's the phrase? We didn't want to manage our revenue, so that came in and that was the mainframe deal. That came right out of the mainframe numbers, and a huge amount of the 19 million more in this quarter than we -- that we put in 19 million more than we put in than we took out was also related to mainframe, so that really hit that particular number hard.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Got it.

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

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May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
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It's still -- if you included those numbers,  like I said, the interesting thing is we report $0.20, but if you go back a year-and-a-half ago, it would have been $0.29. That is like 45% more than we reported, and that's all going to be recognized in the coming years, but that really affects some of these quarterly either shrinkage or growth numbers, and it's just, it's just, it's very frustrating, because if you -- if you're really trying to understand your business, having all of this stuff as ratable, more and more was becoming ratable, it makes it very difficult so you understand how you really did that quarter. In the long run it will smooth out the results nicely, but it's still --you're going to get more and more distant from [inaudible] of the particular product because you're bringing in revenue that you really sold years ago. That's the downside of the ratable stuff. The up side, like I said, is the fact that you're going to get easier and easier numbers and smoother reporting results.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

If you look at the pro rata in the quarter, can you give us a sense of total deal time during the quarter, what percent were ratable, and what do you expect that to migrate to or evolve to in fiscal '06?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

I can't tell you that percentage. I don't have that number. We'll be happy to get it for you, but we expect to trend toward ratable to increase because that's the way our auditors are saying that we're going to be recording revenue. So underlying these numbers is the fact that we're really moving revenue out into future years and that and we're able to do it and still make money because we're recording all expenses today, so it's a good thing and -- but it cloaks how well you really did that quarter. I guess that's all I'm saying and to really just answer your question, it's hopefully, at some point in time, it's 100%.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

How many years do you think it would take to get to that 100% of bookings during a quarter being ratable?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

What we're trying to do is not make every contract the same so my goal would be to do it as soon as possible, but they're really like Dr. Jekyll and Mr. Hyde when you're dealing with your internal auditors these days because they say no, no, no, no, you've got to record this one deal. That one has to be all recognized today because it's a single license deal to a customer and then, so, we're going to always have some of that, and we always want to be selling Abend-AID, or File-AID, or Vantage on a licensed basis on a one year deal. But then the ELA's, almost all of them are doing business with an existing customer and adding in distributed revenue will cause those deals to become -- pretty soon in the future almost entirely ratable.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. And then one last question on IBM. Any idea how you're going to recognize the annual revenues from the IBM--

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

We talked with them about that and as we ship them software we'll be able to recognize the deal.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Do you think that the revenues disclosed in the AK, and the details around that -- could we assume then that whatever was disclosed in the AK will be recognized revenue in that period or maybe three quarters of it as you ship it?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

We really -- one of the reasons we took the 20 million and we just sort of put it aside was that we need to talk with our auditors and they need to tell us exactly how they would like us to account for it.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay, okay. I will leave it there. Thank you very much.

--------------------------------------------------------------------------------
Operator

And our next question is from the line of Kirk Materne from Banc of America. Please, go ahead.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

Thanks very much. Pete, I guess the opposite side of the ratable recognition is that you do have the $0.09 that flips into the next year. That being additive next year in addition to your legal costs going down by 35 million, some of the costs coming down from the sales.

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Kirk, I'm just trying to be conservative with my number.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

Okay. I just want to -- and within the conservatism, have you allowed for maybe a higher percentage of ratable deals on the license side too, is that where some of that stems from?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Yes.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

That's perfectly fair. And then -- I know you guys just had your sales kick off recently. Is the sales force now equipped to go out and start to sell some of the Changepoint ITG products better this year than last year and should we expect to see that business pick up in fiscal '06 versus fiscal '05?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Yes. We successfully moved from tactical sales to solutions selling. Some people are going to fall by the wayside because it's a different kind of sell. At least we're organized to be able to do that and we should be far more efficient at solutions selling.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

Okay. And in your services business, the margins went up this year. I guess -- what's a reasonable goal over time in terms of gross margins for that services business?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Between 15 and 20%. Our old time standard. My only problem with services today is that I'm worried that it's going to grow too much and tilt the balance between us being a products company and a services company. So I'm taking steps to make sure that we either buy products

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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

businesses that keeps that percentage properly because I do not want to be valued as a percentage of our revenue, I would like to be a multiple of our revenue.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

Okay. And just the services business coming from IBM, would you expect that to be, I guess, in the ballpark of those sorted of goal margins given that you know where it's coming from?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Yes.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

And then final question was just on -- I think that was my final question. I think that was my final question. Thanks very much.

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

All right. Thanks, Kirk.

--------------------------------------------------------------------------------
Operator

And we have a question from the line of Kevin Buttigieg from A.G. Edwards. Please, go ahead.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Thank you. On the IBM agreement, do you have any indication at this point how much you expect will IBM will use internally versus IBM might resell, and are there specific rules of engagement about what sort of customers IBM could go after and what sort of customers Compuware could go after so that you don't end up going after the same deal for example?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

We're going to -- there'll be times when we'll be partners. The reselling will be around some of our distributed products if they decide that that's product they'd like to resell. We will sell most all of the stuff in the agreement will be sold internally or to Global Services customers. But we still are going to compete with them. We believe we have product that delivers more value. We know we can demonstrate that. And they have every right to compete and I don't think that's a bad thing. I think the customers will decide where they would like to buy, and if we can continue to show that we deliver more value than it costs them to get our product, we're going to continue to compete very, very tough with them. If, in fact, their product starts to deliver as much value then the prices are going to drop then hopefully the market expands.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. And then on the premier partner status with IBM. Is that for a specific product or is that across your product lineup?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

We're going to insist it's across the product line.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

Okay. And then as far as your outlook for next year with regards to the IBM agreement, I would presume that that basically would only include the $60 million, $20 million in product and $40 million in services?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Well, it could be the people that we're dealing with at IBM by $6 billion a year worth of services. They're going to be reducing the number of vendors they deal with. I would expect that they're going to offer to purchase as much as they need in the coming quarter and we're going to try to respond to that. I would be very disappointed if we didn't do significantly more over the coming four years than $260 million.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

And then as far as your outlook for fiscal year '06 though, it doesn't include more than what's already -- more than that $60 million that I just mentioned?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

We didn't even include that in our outlook for '06.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay.

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

We have a couple major customers, IBM being one of them that we did not include in our plan. All right? And so anything that we do with them will be up from the 30 to 35% we have in the plan, or $0.30 to $0.35.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Right. And then on to the Vantage for a minute, how many of the Vantage deals -- or involve other distributed systems products as well? Are they exclusively Vantage or do they involve multiple distributed systems products? Because I understand that you sell the distributed systems products with each with their own sales forces, but do the large deals include multiple components?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Sometimes. Our Vantage thing is very broad, so we can offer it in different pieces, and we're starting to insist that we sell the whole solution and at times testing goes with that. Testing point products, but most of the time because the nature of Vantage, it's by itself, but it's usually a very large deal when you do it at enterprise level.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Are there particular components of Vantage that are being pulled in by customers first performance management and performance monitoring for example?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

They like to do it that way. Our sales force likes to do it that way. Some guys are more comfortable selling the network part of it. Other people are more comfortable selling applications, and I'd be a lot more comfortable if they sold the whole solution and stopped trying to compete with these various little point products.

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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. Thanks very much.

--------------------------------------------------------------------------------
Operator

And we have a follow up from Kirk Materne. Please go ahead.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

Yes, thanks. Actually just two quick follow-ups. Pete, in your guidance of $0.30 to $0.35, I assume you're not assuming any buy back in the share count going down? Is that today's share count?

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

That's right.

--------------------------------------------------------------------------------
Kirk Materne - Compuware Corporation - Banc of America

Today's share count? Okay. And that was it. Thanks.

--------------------------------------------------------------------------------
Pete Karmanos - Compuware Corporation - CEO

Okay.

--------------------------------------------------------------------------------
Operator

And ladies and gentlemen, we will now conclude the question and answer portion of today's conference. I'd like to turn the call back over to Lisa Elkin. Please, go ahead.

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP of Communications

At this time, ladies and gentlemen, we will adjourn the conference call. Thank you for your time and interest in Compuware, and I hope you have a pleasant evening.

--------------------------------------------------------------------------------
Operator

And, ladies and gentlemen, this conference is available for replay after 6:30 Eastern time today through Friday, May 13th at midnight. You may access the AT&T
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774958.  That  does  conclude  your  conference  for  today.  Thank you for your
participation  and  for  using  AT&T  executive  teleconference.   You  may  now
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--------------------------------------------------------------------------------
May. 05. 2005 / 5:00PM, CPWR - Q1 2005
Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

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